ANIXTER INTERNATIONAL INC. REPORTS FOURTH QUARTER 2017 RESULTS
Diluted EPS of $0.01, including $35.6 million impact of tax legislation
Adjusted diluted EPS of $1.41, up 8%

Fourth Quarter Highlights

•	Record fourth quarter sales of $2.0 billion, up 6.3%, reflecting growth in all segments and geographies

•	Strong organic growth of 4.2%, including 13% in Emerging Markets and 7% in EMEA

GLENVIEW, IL, (Business Wire) January 30, 2018 - Anixter International Inc. (NYSE: AXE) today reported sales of $2.0 billion for the quarter ended December 29, 2017, a 6.3% increase versus the prior year quarter. Organic sales increased 4.2%, excluding the impact of the following items:

•	$16.8 million favorable impact from the higher average price of copper

•	$22.5 million favorable impact from the fluctuation in foreign currencies

All commentary in this release reflects fourth quarter 2017 results from continuing operations, and all comparisons are versus the prior year quarter, unless otherwise noted. Please refer to the tables at the end of this release for the reconciliations from our reported results prepared in accordance with U.S. GAAP to the non-GAAP measures. Both the current and prior year quarters had 62 billing days.

Net income of $0.4 million includes amortization and impairment of intangible assets and acquisition and integration costs, which combined had a $16.2 million pre-tax impact and an $11.8 million after-tax impact. Additionally, net income includes $35.6 million of tax expense related to the impact of recent U.S. tax legislation. Combined, these items had a $47.4 million after-tax impact.
Prior year net income of $36.8 million included amortization of intangible assets and acquisition and integration costs, which combined had a $9.8 million pre-tax and $7.6 million after-tax impact. Excluding the impacts of the above items, adjusted net income increased 7.8% to $47.8 million.
Adjusted EBITDA increased 6.3% to $108.1 million, resulting in an adjusted EBITDA margin of 5.4%, flat with the prior year quarter.
"Our sales growth was broad based, driven by strength in our EES and UPS segments, and including a return to growth in our NSS segment against a challenging prior year comparison," commented Bob Eck, Chief Executive Officer. "For the full year, we delivered growth in all segments and geographies, including double digit growth in our EMEA and Emerging Markets regions, validating our belief that our specialized distribution model continues to deliver value to our customers and suppliers on a worldwide basis."
Income Statement Detail

Gross margin of 19.8% compares to 20.4%. The year-over-year decline in margin was caused by customer and product mix, combined with the impact of lower vendor rebates and competitive pressure. On a sequential basis, gross margin increased by 10 basis points.

Operating expense of $318.0 million compares to $306.1 million. Excluding operating expense items as detailed above, adjusted operating expense of $301.8 million compares to $296.3 million, with the increase driven by higher volume. The corresponding adjusted operating expense ratio improved by 60 basis points to 15.0% of sales. On a sequential basis, adjusted operating expense decreased by 1.6% and adjusted operating expense ratio improved by 20 basis points.
Operating income of $80.4 million compares to $81.0 million. Excluding operating expense items as detailed above, adjusted operating income increased 6.6% to $96.6 million and the adjusted operating margin of 4.8% was flat. On a sequential basis, adjusted operating income increased 6.5% and adjusted operating margin improved by 30 basis points.

Fourth quarter U.S. GAAP effective tax rate ("ETR") of 99.4% compares to 37.2%, the increase is primarily due to the impact of tax legislation recognized in the fourth quarter 2017. Fourth quarter non-GAAP ETR of 38.5% compares to 35.1%. Full year 2017 non-GAAP effective tax rate of 37.8% compares to our full year 2016 non-GAAP effective tax rate of 37.0%, with the difference due primarily to country mix of earnings.

Segment Update

Network & Security Solutions ("NSS") sales of $1.1 billion compares to $1.0 billion. Adjusted for the $11.6 million favorable impact from foreign exchange, NSS organic sales were approximately flat. NSS security sales of $421.1 million, which represents approximately 40% of segment sales, increased 1.5%. Adjusted for the $5.3 million favorable currency impact, organic security sales increased 0.2%.

NSS operating income of $68.4 million compares to $77.2 million. Excluding $9.3 million of impairment of intangible assets and amortization of intangible assets in the current year, and $3.5 million of expense, primarily amortization of intangible assets, in the prior year, NSS adjusted operating income of $77.7 million compares to $80.7 million. NSS adjusted EBITDA of $79.4 million, or 7.6% of sales, compares to $81.9 million, or 7.9% of sales.

Electrical & Electronic Solutions (“EES”) sales of $581.6 million compares to $507.0 million. Adjusted for the $8.8 million favorable impact from foreign exchange and the $16.4 million favorable impact from higher average copper prices, EES organic sales increased 9.8%. The strong growth was driven by a recovery in North America industrial project activity, ongoing growth with OEM customers and synergistic growth from sales of low voltage products to legacy Anixter customers.

EES operating income increased 33.5% to $30.0 million. Excluding $2.0 million and $2.2 million of amortization of intangible assets, from current and prior year, respectively, EES adjusted operating income increased 30.7% to $32.0 million. EES adjusted EBITDA increased 29.0% to $33.0 million, with a corresponding improvement in adjusted EBITDA margin of 60 basis points. Strong adjusted EBITDA leverage of 2.0x was driven by increased volume combined with operating expense leverage.

Utility Power Solutions (“UPS”) sales of $381.3 million compares to $347.5 million. Adjusted for the $2.1 million favorable impact from foreign exchange and the $0.4 million favorable impact from higher average copper prices, UPS organic sales increased 9.0%.

UPS operating income increased 8.6% to $15.8 million. Excluding $3.4 million and $3.1 million of expense, primarily amortization of intangible assets, from current and prior year, respectively, UPS adjusted operating income increased 8.3% to $19.2 million. UPS adjusted EBITDA increased 6.8% to $20.5 million, or 5.4% of sales, compared to $19.2 million, or 5.5% of sales.

Cash Flow and Leverage

Full year cash flow from operations of $183.8 million compares to $279.1 million in 2016. The decrease is primarily due to higher working capital investment to support growth in the business. Our ongoing focus on our working capital efficiency drove a 40 basis point improvement to 18.4% of sales from the prior year quarter. Finally, we invested $41.1 million in capital expenditures in 2017, which compares to $32.6 million in 2016, reflecting higher capital investment in facilities and information technology.

"In addition to our focus on our strategic initiatives, including delivering on our synergy goals, we continue to improve our cost structure and working capital efficiency." commented Ted Dosch, Executive Vice President - Finance and CFO. "Turning to our capital structure, the strong free cash flow we continue to generate, combined with working capital initiatives, enabled us to return our debt-to-capital ratio to our target range of 45-to-50% in the first quarter of 2017 and we continue to expect to reduce our debt-to-adjusted EBITDA below 3.0 times by early 2018."

Key capital structure and credit-related statistics for the quarter:

•	Debt-to-total capital ratio improved to 46.1% from 51.6% at the end of 2016

•	Debt-to-adjusted EBITDA ratio improved to 3.1 times from 3.5 times at the end of 2016

•	Weighted average cost of borrowed capital of 5.6% compares to 5.1% at the end of 2016

•	$667.1 million available under revolving lines of credit and secured accounts receivable and inventory facilities

Business Outlook

"Full year 2017 organic sales growth on a per day basis of 3.5% was near the high end of our initial 2017 range and included growth in all segments and all geographies. We were especially pleased to deliver double digit organic sales growth in our UPS segment and in our EMEA and Emerging Markets geographies," commented Bill Galvin, President and Chief Operating Officer. "Looking ahead, we are optimistic regarding our business based on multiple indicators. We experienced strong momentum in the fourth quarter, including a recovery in large capital project activity in our EES business, an improving backlog, and strong pipeline activity. The external environment remains favorable in all of our major geographies, reflected by broad favorable economic growth indicators across global markets. Additionally, we see the recent tax reform legislation as a potential catalyst for our customers to increase capital expenditures."

We estimate the following impacts as a result of the recently passed Tax Cuts and Jobs Act:

•	$35.6 million expense recorded in the fourth quarter 2017 related to the impact of tax legislation which includes the following;

◦	$50.0 million unfavorable transition tax on deferred foreign income, to be paid over 8 years; and

◦	$14.4 million favorable rate change impact of net deferred tax liability

•	A 2018 effective tax rate in the 28.5% - 29.5% range.

For the full year 2018, we estimate organic sales growth of 2.0 - 5.0%, cash flow from operations of $180 - $200 million and capital expenditures of $60 - $70 million. For the first quarter of 2018, we estimate organic sales growth in the 2.0 - 3.0% range.

Financial Results from Continuing Operations

	Three Months Ended			Twelve Months Ended
(In millions, except per share amounts)	December 29, 2017	December 30, 2016	Percent Change	December 29, 2017	December 30, 2016	Percent Change
Net Sales	$2,013.8	$1,894.6	6%	$7,927.4	$7,622.8	4%
Operating Income	$80.4	$81.0	(1)%	$313.1	$285.3	10%
Net Income	$0.4	$36.8	(99)%	$109.0	$121.1	(10)%
Diluted Earnings Per Share	$0.01	$1.09	(99)%	$3.21	$3.61	(11)%
Diluted Weighted Shares	34.0	33.8	1%	34.0	33.6	1%

Conference Call Details

We will host a conference call to discuss these results beginning at 9:30 a.m. Central Time today. The call will be available as a live audio webcast and can be accessed at the Investor Relations portion of our website at anixter.com/investor. Dial-in numbers for the call are as follows:

U.S./Canada toll-free dial-in:    (833) 235-7649
International dial-in:        (647) 689-4538
Conference ID:            448 1308

A replay of the call will be available at anixter.com/investor for 15 days following the call. Prior to the beginning of the call a supplemental presentation titled “Fourth Quarter 2017 Highlights and Operating Results” will be available on the Investor Relations section of our website.

About Anixter

Anixter International is a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions. We help build, connect, protect, and power valuable assets and critical infrastructures. From enterprise networks to industrial MRO supply to video surveillance applications to electric power distribution, we offer full-line solutions, and intelligence, that create reliable, resilient systems that sustain businesses and communities. Through our unmatched global distribution network along with our supply chain and technical expertise, we help lower the cost, risk and complexity of our customers’ supply chains.

Anixter adds value to the distribution process by providing our customers access to 1) innovative supply chain solutions, 2) over 600,000 products and over $1.0 billion in inventory, 3) over 300 warehouses/branch locations with approximately 9.0 million square feet of space and 4) locations in over 300 cities in approximately 50 countries.  Founded in 1957 and headquartered near Chicago, Anixter trades on the New York Stock Exchange under the symbol AXE.

Safe Harbor Statement

The statements in this release other than historical facts are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from what is indicated here. These factors include but are not limited to general economic conditions, the level of customer demand particularly for capital projects in the markets we serve, changes in supplier relationships or in supplier sales strategies or financial viability, risks associated with the sale of nonconforming products and services, political, economic or currency risks related to foreign operations, inventory obsolescence, copper price fluctuations, customer viability, risks associated with accounts receivable, the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, information security risks, risks associated with substantial debt and restrictions contained in financial and operating covenants in our debt agreements, the impact and the uncertainty concerning the timing and terms of the withdrawal by the United Kingdom from the European Union, and risks associated with integration of acquired companies, including, but not limited to, the risk that the acquisitions may not provide us with the synergies or other benefits that were anticipated. These uncertainties may cause our actual results to be materially different than those expressed in any forward looking statements.  We do not undertake to update any forward looking statements.  Please see our Securities and Exchange Commission (“SEC”) filings for more information.

Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) above, this release includes certain financial measures computed using non-GAAP components as defined by the SEC. Specifically, net sales comparisons to the prior corresponding period, both worldwide and in relevant segments, are discussed in this release both on an U.S. GAAP and non-GAAP basis. We believe that by providing non-GAAP organic growth, which adjusts for the impact of acquisitions (when applicable), foreign exchange fluctuations, copper prices and the number of billing days, both management and investors are provided with meaningful supplemental sales information to understand and analyze our underlying trends and other aspects of our financial performance. Historically and from time to time, we may also exclude other items from reported financial results (e.g., impairment charges, inventory adjustments, restructuring charges, tax items, currency devaluations, pension settlements, etc.) in presenting adjusted operating expense, adjusted operating income, adjusted income taxes and adjusted net income so that both management and financial statement users can use these non-GAAP financial measures to better understand and evaluate our performance period over period and to analyze the underlying trends of our business. As a result of the recent acquisitions we have also excluded amortization of intangible assets associated with purchase accounting from acquisitions from the adjusted amounts for comparison of the non-GAAP financial measures period over period.

EBITDA is defined as net income from continuing operations before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non-operating expense and non-cash stock-based compensation, excluding the other items from reported financial results, as defined above. Adjusted EBITDA leverage is defined as the percentage change in Adjusted EBITDA divided by the percentage change in net sales. We believe that adjusted operating income, EBITDA, Adjusted EBITDA and Adjusted EBITDA leverage provide relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business segment performance. Adjusted operating income provides an understanding of the results from the primary operations of our business by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. We use adjusted operating income to evaluate our period-over-period operating performance because we believe this provides a more comparable measure of our continuing business excluding certain items that are not reflective of expected ongoing operations. This measure may be useful to an investor in evaluating the underlying performance of our business. EBITDA provides us with an understanding of earnings before the impact of investing and financing charges and income taxes. Adjusted EBITDA further excludes the effects of foreign exchange and other non-cash stock-based compensation, and certain items that do not reflect the ordinary earnings of our operations and that are also excluded for purposes of calculating adjusted net income, adjusted earnings per share and adjusted operating income. EBITDA and Adjusted EBITDA are used by our management for various purposes including as measures of performance of our operating segments and as a basis for strategic planning and forecasting. Adjusted EBITDA and Adjusted EBITDA leverage may be useful to an investor because this measure is widely used to evaluate a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on the accounting methods, book value of assets, capital structure and the method by which the assets were acquired, among other factors. They are not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with U.S. GAAP.

Non-GAAP financial measures provide insight into selected financial information and should be evaluated in the context in which they are presented. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. The non-GAAP financial measures should be considered in conjunction with the Condensed Consolidated Financial Statements, including the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in this release. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

INVESTOR CONTACTS

Ted Dosch	Lisa M. Gregory, CFA
EVP - Finance & Chief Financial Officer	VP - Investor Relations
(224) 521-4281	(224) 521-8895

Additional information about Anixter is available at anixter.com

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016

(In millions, except per share amounts)
Net sales	$2,013.8	$1,894.6	$7,927.4	$7,622.8
Cost of goods sold	1,615.4	1,507.5	6,356.4	6,074.8
Gross profit	398.4	387.1	1,571.0	1,548.0
Operating expenses	318.0	306.1	1,257.9	1,262.7
Operating income	80.4	81.0	313.1	285.3
Other expense:
Interest expense	(19.0)	(19.0)	(74.7)	(78.7)
Other, net	0.1	(3.4)	(0.8)	(9.1)
Income from continuing operations before income taxes	61.5	58.6	237.6	197.5
Income tax expense from continuing operations	61.1	21.8	128.6	76.4
Net income from continuing operations	0.4	36.8	109.0	121.1
Income (loss) from discontinued operations before income taxes	—	0.2	—	(0.1)
Loss on sale of business	—	—	—	(0.7)
Income tax (benefit) expense from discontinued operations	—	0.2	—	(0.2)
Net loss from discontinued operations	—	—	—	(0.6)
Net income	$0.4	$36.8	$109.0	$120.5
Income (loss) per share:
Basic:
Continuing operations	$0.01	$1.10	$3.24	$3.63
Discontinued operations	—	—	—	(0.02)
Net Income	$0.01	$1.10	$3.24	$3.61
Diluted:
Continuing operations	$0.01	$1.09	$3.21	$3.61
Discontinued operations	—	—	—	(0.02)
Net Income	$0.01	$1.09	$3.21	$3.59

Weighted-average common shares outstanding:
Basic	33.6	33.4	33.6	33.4
Diluted	34.0	33.8	34.0	33.6

Reportable Segments
Net sales:
Network & Security Solutions	$1,050.9	$1,040.1	$4,114.4	$4,083.8
Electrical & Electronic Solutions	581.6	507.0	2,225.5	2,103.2
Utility Power Solutions	381.3	347.5	1,587.5	1,435.8
	$2,013.8	$1,894.6	$7,927.4	$7,622.8
Operating income:
Network & Security Solutions	$68.4	$77.2	$262.6	$275.8
Electrical & Electronic Solutions	30.0	22.4	114.3	97.5
Utility Power Solutions	15.8	14.6	73.1	56.7
Corporate	(33.8)	(33.2)	(136.9)	(144.7)
	$80.4	$81.0	$313.1	$285.3

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Balance Sheets
	(Unaudited)
	December 29, 2017	December 30, 2016
(In millions)

ASSETS
Current assets:
Cash and cash equivalents	$116.0	$115.1
Accounts receivable, net	1,434.2	1,353.2
Inventories	1,238.7	1,178.3
Other current assets	44.9	41.9
Total current assets	2,833.8	2,688.5
Property and equipment, net	154.3	140.3
Goodwill	778.1	764.6
Intangible assets, net	378.8	415.4
Other assets	107.2	84.8
Total assets	$4,252.2	$4,093.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,081.6	$1,006.0
Accrued expenses	269.2	257.9
Total current liabilities	1,350.8	1,263.9
Long-term debt	1,247.9	1,378.8
Other liabilities	194.5	158.7
Total liabilities	2,793.2	2,801.4
Total stockholders' equity	1,459.0	1,292.2
Total liabilities and stockholders' equity	$4,252.2	$4,093.6

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Twelve Months Ended
	December 29, 2017	December 30, 2016
(In millions)

Operating activities:
Net income	$109.0	$120.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	28.2	27.9
Amortization of intangible assets	36.1	37.6
Stock-based compensation	18.1	16.5
Deferred income taxes	13.6	0.7
Accretion of debt discount	2.3	2.2
Amortization of deferred financing costs	2.2	2.4
Pension plan contributions	(27.4)	(29.0)
Pension plan expenses	10.5	20.8
Impairment of intangible assets	5.7	—
Impact of tax legislation	35.6	—
Changes in current assets and liabilities, net	(45.5)	85.8
Other, net	(4.6)	(6.3)
Net cash provided by operating activities	183.8	279.1
Investing activities:
Acquisitions of businesses, net of cash acquired	—	(4.7)
Capital expenditures, net	(41.1)	(32.6)
Net cash used in investing activities	(41.1)	(37.3)
Financing activities:
Proceeds from borrowings	1,843.3	1,136.5
Repayments of borrowings	(1,884.0)	(1,327.9)
Repayments of Canadian term loan	(100.2)	(83.7)
Proceeds from stock options exercised	5.0	2.4
Other, net	(0.2)	(0.6)
Net cash used in financing activities	(136.1)	(273.3)
Increase (decrease) in cash and cash equivalents	6.6	(31.5)
Effect of exchange rate changes on cash balances	(5.7)	(4.7)
Cash and cash equivalents at beginning of period	115.1	151.3
Cash and cash equivalents at end of period	$116.0	$115.1

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited)

Fourth Quarter 2017 Sales Growth Trends
	Q4 2017				Q4 2016
(In millions)	As Reported	Foreign Exchange Impact	Copper Impact	As Adjusted	As Reported	Organic Growth/ (Decline)
Network & Security Solutions
North America	$809.0	$(4.4)	$—	$804.6	$818.6	(1.7)%
EMEA	93.3	(5.0)	—	88.3	90.7	(2.7)%
Emerging Markets	148.6	(2.2)	—	146.4	130.8	11.9%
NSS	$1,050.9	$(11.6)	$—	$1,039.3	$1,040.1	(0.1)%

Electrical & Electronic Solutions
North America	$452.3	$(3.9)	$(13.7)	$434.7	$405.9	7.1%
EMEA	71.3	(4.0)	(1.6)	65.7	53.2	23.5%
Emerging Markets	58.0	(0.9)	(1.1)	56.0	47.9	17.0%
EES	$581.6	$(8.8)	$(16.4)	$556.4	$507.0	9.8%

Utility Power Solutions
North America	$381.3	$(2.1)	$(0.4)	$378.8	$347.5	9.0%
UPS	$381.3	$(2.1)	$(0.4)	$378.8	$347.5	9.0%

Total	$2,013.8	$(22.5)	$(16.8)	$1,974.5	$1,894.6	4.2%

Geographic Sales
North America	$1,642.6	$(10.4)	$(14.1)	$1,618.1	$1,572.0	2.9%
EMEA	164.6	(9.0)	(1.6)	154.0	143.9	7.0%
Emerging Markets	206.6	(3.1)	(1.1)	202.4	178.7	13.3%
Total	$2,013.8	$(22.5)	$(16.8)	$1,974.5	$1,894.6	4.2%

Note: There were 62 billing days in the fourth quarter of 2017 and 2016. Adjustment for billing days unnecessary.

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited)

December Year-to-Date 2017 Sales Growth Trends
	YTD 2017				YTD 2016
(In millions)	As Reported	Foreign Exchange Impact	Copper Impact	As Adjusted	As Reported	Organic Growth/ (Decline)	Adjusted 2016 for Extra Day	Adjusted Per Day Organic Growth/(Decline)
Network & Security Solutions
North America	$3,212.6	$(6.0)	$—	$3,206.6	$3,250.6	(1.4)%	$3,237.8	(1.0)%
EMEA	361.6	0.1	—	361.7	340.7	6.2%	339.4	6.6%
Emerging Markets	540.2	(0.6)	—	539.6	492.5	9.6%	490.6	10.0%
NSS	$4,114.4	$(6.5)	$—	$4,107.9	$4,083.8	0.6%	$4,067.8	1.0%

Electrical & Electronic Solutions
North America	$1,743.9	$(5.2)	$(51.1)	$1,687.6	$1,698.2	(0.6)%	$1,691.5	(0.2)%
EMEA	264.7	7.6	(9.6)	262.7	229.4	14.5%	228.5	15.0%
Emerging Markets	216.9	0.2	(3.6)	213.5	175.6	21.6%	174.9	22.1%
EES	$2,225.5	$2.6	$(64.3)	$2,163.8	$2,103.2	2.9%	$2,094.9	3.3%

Utility Power Solutions
North America	$1,587.5	$(3.2)	$(1.1)	$1,583.2	$1,435.8	10.3%	$1,430.1	10.7%
UPS	$1,587.5	$(3.2)	$(1.1)	$1,583.2	$1,435.8	10.3%	$1,430.1	10.7%

Total	$7,927.4	$(7.1)	$(65.4)	$7,854.9	$7,622.8	3.0%	$7,592.8	3.5%

Geographic Sales
North America	$6,544.0	$(14.4)	$(52.2)	$6,477.4	$6,384.6	1.5%	$6,359.4	1.9%
EMEA	626.3	7.7	(9.6)	624.4	570.1	9.5%	567.9	10.0%
Emerging Markets	757.1	(0.4)	(3.6)	753.1	668.1	12.7%	665.5	13.2%
Total	$7,927.4	$(7.1)	$(65.4)	$7,854.9	$7,622.8	3.0%	$7,592.8	3.5%

Note: There were 253 billing days December YTD in 2017 compared to 254 billing days December YTD in 2016.

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

(In millions, except per share amounts)	Positive (Negative) impact
	Three Months Ended		Twelve Months Ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016

Continuing operations
Items impacting comparability of results:
Items impacting operating expense and operating income:
Amortization of intangible assets	$(9.0)	$(9.0)	$(36.1)	$(37.6)
UK pension settlement	—	—	—	(9.6)
Impairment of intangible assets	(5.7)	—	(5.7)	—
Restructuring charge	—	—	—	(5.4)
Acquisition and integration costs	(1.5)	(0.8)	(2.3)	(5.1)
Latin America bad debt provision	—	—	—	(7.6)
Total of items impacting operating expense and operating income	$(16.2)	$(9.8)	$(44.1)	$(65.3)
Total of items impacting pre-tax income	$(16.2)	$(9.8)	$(44.1)	$(65.3)
Items impacting income taxes:
Tax impact of items impacting pre-tax income above	$5.7	$2.2	$14.8	$18.8
Transition tax on deferred foreign income	(50.0)	—	(50.0)	—
Rate change impact of net deferred tax liability	14.4	—	14.4	—
Establishment of deferred income tax valuation allowances	—	—	—	(1.1)
Tax (expense) benefits related to prior year tax positions	(1.3)	—	(1.3)	3.2
Total of items impacting income taxes	$(31.2)	$2.2	$(22.1)	$20.9
Net income impact of these items	$(47.4)	$(7.6)	$(66.2)	$(44.4)
Diluted EPS impact of these items	$(1.40)	$(0.22)	$(1.95)	$(1.32)

U.S. GAAP to Non-GAAP Net Income and EPS Reconciliation for continuing operations:
Net income from continuing operations – U.S. GAAP	$0.4	$36.8	$109.0	$121.1
Items impacting net income from continuing operations	47.4	7.6	66.2	44.4
Net income from continuing operations – Non-GAAP	$47.8	$44.4	$175.2	$165.5

Diluted EPS – U.S. GAAP	$0.01	$1.09	$3.21	$3.61
Diluted EPS impact of these items	1.40	0.22	1.95	1.32
Diluted EPS – Non-GAAP	$1.41	$1.31	$5.16	$4.93

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

Items Impacting Comparability of Operating Income by Segment	Three Months Ended December 29, 2017
(In millions)	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$68.4	$30.0	$15.8	$(33.8)	$80.4
Operating margin - U.S. GAAP	6.5%	5.2%	4.1%	nm	4.0%

Total of items impacting operating income	$9.3	$2.0	$3.4	$1.5	$16.2

Adjusted operating income - Non-GAAP	$77.7	$32.0	$19.2	$(32.3)	$96.6
Adjusted operating margin - Non-GAAP	7.4%	5.5%	5.0%	nm	4.8%

Items Impacting Comparability of Operating Income by Segment	Twelve Months Ended December 29, 2017
	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$262.6	$114.3	$73.1	$(136.9)	$313.1
Operating margin - U.S. GAAP	6.4%	5.1%	4.6%	nm	3.9%

Total of items impacting operating income	$20.1	$7.9	$13.4	$2.7	$44.1

Adjusted operating income - Non-GAAP	$282.7	$122.2	$86.5	$(134.2)	$357.2
Adjusted operating margin - Non-GAAP	6.9%	5.5%	5.4%	nm	4.5%
nm - not meaningful

Items Impacting Comparability of Operating Income by Segment	Three Months Ended December 30, 2016
(In millions)	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$77.2	$22.4	$14.6	$(33.2)	$81.0
Operating margin - U.S. GAAP	7.4%	4.4%	4.2%	nm	4.3%

Total of items impacting operating income	$3.5	$2.2	$3.1	$1.0	$9.8

Adjusted operating income - Non-GAAP	$80.7	$24.6	$17.7	$(32.2)	$90.8
Adjusted operating margin - Non-GAAP	7.7%	4.8%	5.1%	nm	4.8%

Items Impacting Comparability of Operating Income by Segment	Twelve Months Ended December 30, 2016
	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$275.8	$97.5	$56.7	$(144.7)	$285.3
Operating margin - U.S. GAAP	6.8%	4.6%	3.9%	nm	3.7%

Total of items impacting operating income	$19.7	$13.5	$17.4	$14.7	$65.3

Adjusted operating income - Non-GAAP	$295.5	$111.0	$74.1	$(130.0)	$350.6
Adjusted operating margin - Non-GAAP	7.2%	5.3%	5.2%	nm	4.6%
nm - not meaningful

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

2017 and 2016 Effective Tax Rate – U.S. GAAP and Non-GAAP
	Three Months Ended		Twelve Months Ended
(In millions)	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Income from continuing operations before taxes – U.S. GAAP	$61.5	$58.6	$237.6	$197.5
Income tax expense – U.S. GAAP	$61.1	$21.8	$128.6	$76.4
Effective income tax rate	99.4%	37.2%	54.1%	38.7%

Total of items impacting pre-tax income above	$16.2	$9.8	$44.1	$65.3
Total of items impacting income taxes above	$(31.2)	$2.2	$(22.1)	$20.9

Income from continuing operations before income taxes – Non-GAAP	$77.7	$68.4	$281.7	$262.8
Income tax expense – Non-GAAP	$29.9	$24.0	$106.5	$97.3
Adjusted effective income tax rate	38.5%	35.1%	37.8%	37.0%

2017 EBITDA by Segment
	Three Months Ended December 29, 2017
(In millions)	NSS	EES	UPS	Corporate	Total
Net income from continuing operations	$68.4	$30.0	$15.8	$(113.8)	$0.4
Interest expense	—	—	—	19.0	19.0
Income taxes	—	—	—	61.1	61.1
Depreciation	0.9	0.7	0.8	4.3	6.7
Amortization of intangible assets	3.6	2.0	3.4	—	9.0
EBITDA	$72.9	$32.7	$20.0	$(29.4)	$96.2
EBITDA leverage	-10.2x	2.0x	0.6x	nm	0.5x
EBITDA as a % of sales	6.9%	5.6%	5.3%	nm	4.8%

Foreign exchange and other non-operating (income)	$—	$—	$—	$(0.1)	$(0.1)
Stock-based compensation	0.8	0.3	0.5	3.2	4.8
Impairment of intangible assets	5.7	—	—	—	5.7
Acquisition and integration costs	—	—	—	1.5	1.5
Adjusted EBITDA	$79.4	$33.0	$20.5	$(24.8)	$108.1
Adjusted EBITDA leverage	-2.9x	2.0x	0.7x	nm	1.0x
Adjusted EBITDA as a % of sales	7.6%	5.7%	5.4%	nm	5.4%

	Twelve Months Ended December 29, 2017
	NSS	EES	UPS	Corporate	Total
Net income from continuing operations	$262.6	$114.3	$73.1	$(341.0)	$109.0
Interest expense	—	—	—	74.7	74.7
Income taxes	—	—	—	128.6	128.6
Depreciation	3.1	2.4	3.9	18.8	28.2
Amortization of intangible assets	14.4	8.4	13.3	—	36.1
EBITDA	$280.1	$125.1	$90.3	$(118.9)	$376.6
EBITDA leverage	-5.9x	2.6x	1.8x	nm	2.6x
EBITDA as a % of sales	6.8%	5.6%	5.7%	nm	4.8%

Foreign exchange and other non-operating expense	$—	$—	$—	$0.8	$0.8
Stock-based compensation	2.3	1.3	1.7	12.8	18.1
Impairment of intangible assets	5.7	—	—	—	5.7
Restructuring charge	—	(0.5)	0.1	0.4	—
Acquisition and integration costs	—	—	—	2.3	2.3
Adjusted EBITDA	$288.1	$125.9	$92.1	$(102.6)	$403.5
Adjusted EBITDA leverage	-5.5x	1.7x	1.5x	nm	0.5x
Adjusted EBITDA as a % of sales	7.0%	5.7%	5.8%	nm	5.1%

nm - not meaningful

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

2016 EBITDA by Segment
	Three Months Ended December 30, 2016
(In millions)	NSS	EES	UPS	Corporate	Total
Net income from continuing operations	$77.2	$22.4	$14.6	$(77.4)	$36.8
Interest expense	—	—	—	19.0	19.0
Income taxes	—	—	—	21.8	21.8
Depreciation	0.7	0.7	1.1	4.3	6.8
Amortization of intangible assets	3.6	2.2	3.2	—	9.0
EBITDA	$81.5	$25.3	$18.9	$(32.3)	$93.4
EBITDA leverage	3.8x	17.2x	nm	nm	8.2x
EBITDA as a % of sales	7.8%	5.0%	5.5%	nm	4.9%

Foreign exchange and other non-operating expense	$—	$—	$—	$3.4	$3.4
Stock-based compensation	0.5	0.3	0.4	2.9	4.1
Restructuring charge	(0.1)	—	(0.1)	0.2	—
Acquisition and integration costs	—	—	—	0.8	0.8
Adjusted EBITDA	$81.9	$25.6	$19.2	$(25.0)	$101.7
Adjusted EBITDA leverage	1.4x	4.2x	nm	nm	0.0x
Adjusted EBITDA as a % of sales	7.9%	5.1%	5.5%	nm	5.4%

	Twelve Months Ended December 30, 2016
	NSS	EES	UPS	Corporate	Total
Net income from continuing operations	$275.8	$97.5	$56.7	$(308.9)	$121.1
Interest expense	—	—	—	78.7	78.7
Income taxes	—	—	—	76.4	76.4
Depreciation	3.2	2.7	4.2	17.8	27.9
Amortization of intangible assets	14.1	8.5	15.0	—	37.6
EBITDA	$293.1	$108.7	$75.9	$(136.0)	$341.7
EBITDA leverage	2.1x	-1.0x	0.7x	nm	0.7x
EBITDA as a % of sales	7.2%	5.2%	5.3%	nm	4.5%

Foreign exchange and other non-operating expense	$—	$—	$—	$9.1	$9.1
Stock-based compensation	1.8	1.0	1.4	12.3	16.5
UK pension settlement	—	—	—	9.6	9.6
Restructuring charge	1.7	1.3	2.1	0.3	5.4
Latin America bad debt provision	3.9	3.7	—	—	7.6
Acquisition and integration costs	—	—	0.3	4.8	5.1
Adjusted EBITDA	$300.5	$114.7	$79.7	$(99.9)	$395.0
Adjusted EBITDA leverage	1.0x	-0.9x	0.7x	nm	0.3x
Adjusted EBITDA as a % of sales	7.4%	5.5%	5.5%	nm	5.2%

nm - not meaningful